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                         Nitsuko UK Reseller Agreement

                                                                    EXHIBIT 10.3


                               RESELLER AGREEMENT

         THIS Agreement is made the 9th day of August 1999

         BETWEEN:


         (1) Nitsuko UK Limited, with a registered office of "Lyndhurst", 1 Cranmer Street, Long Eaton, Nottingham NG1O 1NJ ("Nitsuko")


         and


         (2) Hugo International Ltd, 6 Waterside Drive, Langley, Slough, Berkshire, SL3 6EZ


                  ("HUGO INT.")


         WHEREAS:


                  (A) Nitsuko is the UK subsidiary of the Nitsuko Corporation of Kawasaki, Japan.


                  (B) Nitsuko is supplying keysystem and keysystem hybrid Products through a reseller network into the UK market.


                  (C) Nitsuko wishes to appoint HUGO INT. as one of its Exclusive Resellers (Telecommunication Specialists) to market its Products to end-users.


         THE PARTIES AGREE as follows:


         1.       DEFINITIONS

                  "The Product(s)" means the DXE 24/32/96 and DXE 328 Hybrid Keysystems & DXE 16 & 200 Dect Systems. This list may be added to as required.


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                         Nitsuko UK Reseller Agreement


         2.       GRANT OF RIGHTS


         2.1 Nitsuko grants HUGO INT. the right to market and distribute the Product in the UK throughout the term of this Agreement. This will also include the right to use, lease, sell, install and maintain the Product.


         3.       NITSUKO'S OBLIGATIONS/DUTIES


         3.1 Nitsuko will only provide equipment that meets the requirements of the UK Approval Authorities.


         3.2 Nitsuko will provide free of charge, reasonable technical backup support, sales and technical training.


         3.3 If HUGO INT. wishes to maintain the Product Nitsuko will provide Maintenance Spares at the agreed discount off the list price.


         3.4 Out of Box failures will be replaced by Nitsuko at no charge. Nitsuko will pay for return carriage.


         3.5 Nitsuko will maintain an appropriately staffed and adequately trained engineering and technical support group in the UK.


         3.6 Nitsuko warrants its Products for 13 months from the invoice date.


         3.7 Nitsuko will allow a maximum outstanding credit facility of pound sterling 25,000. (SubjeCt to Credit Clearance)


         3.8 Nitsuko will provide suitable publicity and promotional support material to HUGO LNT. This shall be up to a value of 2% of HUGO INT. Purchases, an initial pound sterling 2,000 will be made available from this fund for an initial start up marketing campaign, this


         3.9 Nitsuko's transfer price to HUGO INT. will be based on the following:

-        Keysystems - 45% off List Price.

-        Dect Systems - 40% off List Price.



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                         Nitsuko UK Reseller Agreement


         3.10 Nitsuko will keep sales inventory of the Product in the UK. It is planned to provide a three-day turnaround for orders, with next day pick up for urgent items.


         4.       HUGO INT.'S OBLIGATIONS/DUTIES


         4.1 HUGO INT. shall use its reasonable endeavours to promote and sell the Product.


         4.2 HUGO INT. has the option to provide maintenance support for the Product.


         4.3 In order to assist in ensuring delivery from stock HUGO INT. will be required to provide a 3-Month ahead sales forecast. Nitsuko will use this information as the basis for its stock ordering from Nitsuko Corporation.


         4.4 Payment is to be received by Nitsuko 40 day's following the date of invoice. Agreed credit limits can only be amended on agreement of the Managing Director of Nitsuko.


         5.       ORDERING AND DELIVERY


         5.1 Orders for the Products placed by HUGO INT. will be on officially headed notepaper and must contain a valid order number. Ordering will be subject to the terms and conditions of this Agreement. For convenience HUGO INT. may use its purchase documentation and Nitsuko may use its normal sales/invoicing documentation but the terms and conditions of this Agreement shall take precedence over any other Terms.


         5.2 Any order placed by HUGO INT. will be confirmed within 3 Working Days.


         6.       ACCEPTANCE/INSPECTION


         6.1 It is the responsibility of HUGO INT. to decide what acceptance checks are required. All shortages or failures must be notified in writing to Nitsuko within 10 Days of delivery. Failure to meet this requirement may lead to Nitsuko disclaiming responsibility.


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                         Nitsuko UK Reseller Agreement


         7.       PRICES AND PAYMENT


         7.1 Prices for the Products are contained in the Official List Price List. The transfer price to HUGO INT. will be based on deducting from the List Price the Agreed Discount as stated in Clause 3.9.


         7.2 Payment is to be received by Nitsuko 40 days following the date of invoice. It is Nitsuko policy to suspend deliveries to resellers who exceed their credit terms without prior agreement.


         7.3      Title to the equipment ordered passes on clearance of funds.


         8.       WARRANTIES


         8.1 Nitsuko warrants that the Products will be new, of merchantable quality, and that they will conform to their description.


         8.2 Nitsuko warrants that the Products will be free from defects in design, materials and workmanship for a period of thirteen
                  (13) months from the date of delivery.


         8.3 Nitsuko undertakes to replace or repair defective items at his expense (including freight and insurance charges).


         8.5 In no event shall Nitsuko be liable for any incidental special or consequential damages including loss of profits, arising out of or in connection with this Agreement, the Product, or replacement parts furnished hereunder.


         9.       INDEMNITIES

                  Nitsuko shall indemnify HUGO INT. and its customers against:


                  (i)      Loss or damage to property; or


                  (ii)     Death or personal injury to persons;



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                         Nitsuko UK Reseller Agreement



                           caused by any Product supplied to HUGO INT., or acts or omissions of Nitsuko, its employees or contractors. In the event of damage to property, Nitsuko's liability shall be limited to the replacement of the Product originally supplied.


         10.      TERM

                  The initial term of this Agreement shall be one (1) year. The Agreement will be renewed by an exchange of letters on the anniversary date. The Agreement can be terminated by either party giving not less than two (3) months notice in writing.


         11.      TERMINATION


         11.1 This Agreement may be terminated by either party with immediate effect in the event that the other goes into liquidation or receivership or is unable to continue trading.


         11.2 This Agreement may also be terminated by either party in the event that the other party commits a material breach of this Agreement which has not been remedied within thirty (30) days of notice having been given in writing to the defaulting party stating the nature of such breach and that it is intended to terminate this Agreement.


         12.      FORCE MAJEURE


                  Neither party shall be liable to the other for any delay or failure to perform its obligations under this Agreement resulting from war, armed conflict, civil disturbance, Act of God, fire, explosion, accident, flood, industrial dispute or any regulation, rule or act of or authorised by any Government or Government agency or any other cause beyond the reasonable control of the party in question.


         13.      ASSIGNMENT


                  Neither party shall assign or transfer its obligations under this Agreement without the other party's prior written approval. Nitsuko shall have the right to assign its obligations under this Agreement to a subsidiary or affiliated company.



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                         Nitsuko UK Reseller Agreement


         14.      INDEPENDENT CONTRACTORS


                  Each party shall operate as an independent contractor and neither party shall have the authority to bind the other, contract on the other's behalf, or to create any obligation to be performed by the other.


         15.      CONFIDENTIALITY


         15.1     Both during the term of this Agreement and for a period of two
                  (2) years following its expiry each party agrees to receive and hold in confidence and use and cause to be used only for the purposes permitted by this Agreement all information which is disclosed to it by the other party.


         16.      ENTIRE AGREEMENT


                  This Agreement constitutes the entire Agreement between the parties and shall supersede all prior representations, agreements, undertakings and commitments between the parties.


         17.      MODIFICATIONS/AMENDMENTS


                  No variation or modification of this Agreement shall be valid unless in writing and signed by authorised representatives of the both parties.


         18.      NOTICES


                           The address for service of notices shall be:


                           For HUGO INT.:            Hugo International Ltd,
                                                     6 Waterside Drive
                                                     Langley
                                                     Slough
                                                     Berkshire
                                                     SL3 6EZ


                           Attention:                Mr. David Foden


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                         Nitsuko UK Reseller Agreement



                           For Nitsuko:              Nitsuko UK Limited,
                                                     75. Swingbridge Road,
                                                     Loughborough,
                                                     Leics LEll 5JB


                           Attention:                Mr Douglas Lawes

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly signed on their behalf.


                           /s/ Douglas Lawes 13/8/99
                           NITSUKO UK LIMITED
                           Managing Director


                          HUGO INTERNATIONAL COMMUNICATIONS LIMITED
                          Managing Director
                          /s/ David Foden

                                        INCLUDE ATTACHED LETTER AS CLARIFICATION


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                         Nitsuko UK Reseller Agreement


Nitsuko UK Ltd.
75 Swingbridge Road
Loughborough
Leicestershire LE11 5JB


To:             David Foden                      Fax            01753-543131

Company         Hugo International Ltd

From:           Andrew Cooper                    Fax         (0) 1509 610206

Date            11th August 99                   Tel            01509 643114

Subject         Contract Clarifications          Ref

Pages           Including this page              1


Fax Message:

Dear David,

Further to our telephone conversation yesterday I have pleasure in clarifying the following points;

-        MARKETING FUND

Nitsuko will fund marketing expenditure to the value of 2% of ALL sales on an on-going basis. From this fund we are prepared to forward pound sterling 2,000 as an initial start up marketing payment for your launch material etc. The fund is not capped in any way and based upon the levels of business discussed at our recent meeting would soon become substantial.

-        START UP PACKAGES

Due to the size and nature of the agreement between Nitsuko and Dee Tee Wee this enables us to offer these substantial reductions on starter kits, your purchasing discount of 40% is not affected by these reductions. Therefore the cost of such packages to you would be less your 40% discount, giving you the opportunity to sell at increased margins should you so wish.

I trust I have been able to answer your questions, however, should you need any further clarification please do not hesitate to contact me.

Yours Sincerely


Andrew Cooper
Sales Director
Nitsuko UK Limited


          Tel: 07000NITSUKO (648785) or 01509 643100 Fax: 01509 610206
                      Technical Support Tel: 01509 643111

                Email: sales@nitsuko.co.uk Web: www.nitsuko.co.uk



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